EXHIBIT 99.5

                 Form of Restricted Stock Purchase Agreement



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                   ADVANCED LOGIC RESEARCH, INC.

                RESTRICTED STOCK PURCHASE AGREEMENT



          THIS AGREEMENT, entered into as of the ____ day of ______________ 199__, between ADVANCED LOGIC RESEARCH, INC., a
____________________ corporation (hereinafter called "Company"),
___________________________ (hereinafter called "Recipient"), and
_______________________ (hereinafter called "Escrow Holder").

                       W I T N E S S E T H:

          WHEREAS, Company has adopted the Advanced Logic Research, Inc. Flexible Stock Incentive Plan (the "Plan"), which Plan is incorporated in this Agreement by reference and made a part of it; and

          WHEREAS, the Company [recognizes the past efforts by Recipient on behalf of the Company and its affiliates and] desires to motivate Recipient in Recipient's work for the Company and its affiliates; and

          WHEREAS, the Company has determined that it would be to the advantage and interest of the Company and its shareholders to issue the restricted stock provided for in this Agreement to the Recipient as [a reward and] an incentive for increased efforts and successful achievements;

          NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants herein contained, the parties hereto agree with each other as follows:

          1. RESTRICTED STOCK PURCHASE. Contemporaneously with the execution of this Agreement, Company will issue to Recipient __________ shares of its Common Stock (hereinafter called the "Stock") for a consideration of $_____ per share ("Purchase Price"). Payment for the Stock shall be made by delivery to the Company upon execution of this Agreement of [cash in the amount of the Purchase Price] [Recipient's full-recourse promissory note in the form attached as Exhibit A hereto ("Promissory Note")], or [shares of Stock owned by Recipient having a fair market value on the date the Stock subject to this Agreement is purchased] in accordance with procedures established by the committee Board of Directors of the Company administering the Plan (the "Committee"). Stock certificates evidencing the Stock will be delivered to Escrow Holder, accompanied by blank stock powers executed by Recipient, to be held by the Escrow Holder for the periods set forth in paragraph 3 below, for the use and benefit of, and subject to the rights of and



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limitations upon Recipient as the owner thereof as herein set forth. All shares of Stock issued hereunder shall be deemed issued to Recipient as fully paid and nonassessable shares, and Recipient shall have all rights of a shareholder with respect thereto, including the right to vote, to receive dividends (including stock dividends), to participate in stock splits or other recapitalizations, and to exchange such shares in a merger, consolidation or other reorganization. Company shall pay the costs and charges of Escrow Holder and any applicable stock transfer taxes. Recipient hereby acknowledges that Recipient is acquiring the Stock issued hereunder for investment and not with a view to the distribution thereof, and that Recipient does not intend to subdivide Recipient's interest in the Stock with any other person.

          2. RESTRICTIONS. During the period when any shares of Stock issued hereunder are required to be held in escrow pursuant to paragraph 3 below, such shares of the Stock held in escrow shall be deemed to be "Restricted Securities" and shall not be sold, transferred by gift, pledged, hypothecated or otherwise transferred or disposed of by Recipient until the restrictions on such Restricted Securities shall lapse as provided in paragraph 3 hereof. Should Recipient terminate his or her employment with the Company without the approval of Company, or should Recipient be discharged for cause prior to the lapse of restrictions on any Restricted Securities held by Escrow Holder for such Recipient's benefit, the Company, for one hundred eighty (180) days after Recipient's termination of employment, shall have the right to repurchase such Restricted Securities by delivery to the Escrow Holder for Recipient's benefit of cash, check or a promissory note in the amount of the Purchase Price originally paid Recipient for the Restricted Securities to be repurchased by the Company. [In the event Recipient's Promissory Note is still outstanding, the Company may, at its option, pay for such Restricted Securities by cancelling outstanding principal and accrued interest on the Promissory Note in an amount equal to the Purchase Price (adjusted to take into account any Additional Securities issued with respect to the Stock as contemplated by Section 5 hereof) times the number of Restricted Securities to be repurchased by the Company.]

          3. TERMINATION OF RESTRICTIONS. The restrictions imposed on the Restricted Securities pursuant to paragraph 2 above shall lapse as to ________ % of the Stock issued to Recipient hereunder on ___________________ , 19__, and as to an additional _________% of the Stock issued to Recipient hereunder on each
[MONTH AND DAY]      thereafter so long as Recipient remains an
employee of the Company or an affiliate of the Company; provided, however, that if, prior to such date:



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          (a)  Recipient dies,

          (b) Recipient terminates employment with the approval of Company, or

          (c)  Recipient retires,

then the restrictions on all such Stock shall immediately lapse. After restrictions on such Stock shall lapse, Escrow Holder shall, without further order or instruction, transmit to Recipient (or, in the case of Recipient's death, to Recipient's successor(s) in interest) the certificate evidencing such Stock, subject, however, to satisfaction of any withholding obligations described in paragraph 6 below.

          4. ACCELERATION OF TIME FOR LAPSING OF RESTRICTIONS. In the event that any financial hardship may arise with respect to Recipient, or any successor-in-interest of the Recipient, or in the event of any change in existing tax or other applicable laws, regulations or rulings which would have a substantial adverse effect on Recipient's treatment of the additional compensation provided for herein for tax purposes thereby resulting in financial hardship to Recipient, Company may, in its sole discretion, accelerate, in whole or in part, the time for lapsing of the restrictions on disposition of Restricted Securities set forth in paragraph 3 above.

          5. ADDITIONAL SECURITIES. Any securities received as the result of ownership of Restricted Securities (hereinafter called "Additional Securities"), including, but not by way of limitation, warrants and securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization, shall be held by Escrow Holder in escrow in the same manner and subject to the same conditions as the Restricted Securities with respect to which they were issued. Recipient shall be entitled to direct Escrow Holder to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, or Recipient may direct Escrow Holder to sell any such warrant or option, in which event the proceeds thereof shall be remitted to Recipient. In the event any Restricted Securities or Additional Securities consist of a security by its terms or otherwise convertible into or exchangeable for another security at the election of the holder thereof, Recipient may exercise any such right of conversion or exchange in the event the failure to exercise or delay in exercising such right would result in its loss or diminution in value, and

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any securities so acquired shall be deemed Additional Securities.
In the event of any change in certificates evidencing Restricted Securities or Additional Securities by reason of any recapitalization, reorganization or other transaction which results in the creation of Additional Securities, Escrow Holder shall be authorized to deliver to the issuer the certificates evidencing Restricted Securities or Additional Securities in exchange for the certificates which they replace, which shall be deemed to be Additional Securities. Additional Securities shall be subject to the conditions imposed by paragraphs 2 and 3 above in the same manner as the conditions thereunder are or would be applicable to the Restricted Securities with respect to which they were delivered.

          6. LAPSE OF RESTRICTIONS. Upon lapse of restrictions on Restricted Securities and/or Additional Securities under paragraph 3 above, Recipient shall pay Company the amount necessary to satisfy all applicable federal, state, and local income tax withholding requirements and social security tax withholding requirements. If Recipient does not pay such amount to Company, Company shall be authorized on behalf of Recipient to sell any of Recipient's Stock held in escrow in order to satisfy any such withholding requirements in respect of Recipient.

          7. DISTRIBUTIONS. Company shall transmit to Escrow Holder for the account of Recipient all dividends, interest and other distributions paid or made with respect to Restricted Securities and Additional Securities. Escrow Holder shall, upon receipt thereof, disburse forthwith to Recipient, less any applicable federal or state withholding taxes, any dividends, interest or other distributions paid or made in cash or property (other than securities) on Restricted Securities or Additional Securities, and shall hold as Additional Securities subject to the provisions of this Agreement, any securities so received.

          8. NO EFFECT ON TERMS OF ENGAGEMENT. Notwithstanding any prior express or implied agreement to the contrary, the Company shall have the right to terminate or change the terms of employment of Recipient at any time and for any reason, with or without cause.<F1>



<F1>    This clause must be modified in case where an existing
written employment agreement sets a higher standard for termination.

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          9.   SUCCESSORS.  This Agreement shall be binding upon
and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

          10. NOTICE. Any notice or other paper required to be given or sent pursuant to the terms of this Agreement shall be sufficiently given or served hereunder to any party when transmitted by registered or certified mail, postage prepaid, addressed to the party to be served as follows:

     Company:       9401 Jeronimo
                    Irvine, California 92718
                    Attn:  Corporate Secretary

     Recipient:     At Recipient's address as it
                    appears under Recipient's
                    signature to this Agreement,
                    or to such other address as
                    Recipient may specify in
                    writing to Escrow Holder

Any party may designate another address for receipt of notices so long as notice is given in accordance with this Section 10.

          11. COMMITTEE DECISIONS CONCLUSIVE. All decisions of the Committee arising under the Plan or under this Agreement shall be conclusive.

          12. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California.



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          IN WITNESS WHEREOF, the parties hereto have duly executed this
Restricted Stock Purchase Agreement as of the date first above written.

                                ADVANCED LOGIC RESEARCH, INC.



                                By ________________________________

                                Its _______________________________



                                ___________________________________
                                             Recipient


                                ___________________________________
                                            Printed Name


                                ___________________________________
                                           Street Address


                                ___________________________________
                                  City         State         ZIP




                                           [ESCROW HOLDER]
                                ___________________________________



                                By ________________________________

                                Its _______________________________


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